                                  EXHIBIT 5.1
                   OPINION OF DOEPKEN KEEVICAN & WEISS, P.C.
                              REGARDING LEGALITY


                               October 19, 1999


Tri-State 1st Bank, Inc.
16924 St. Clair Avenue
East Liverpool, Ohio 43920

          Re:  Tri-State 1st Bank, Inc., Registration Statement on Form SB-2
               -------------------------------------------------------------

Gentlemen:

          We have acted as counsel for Tri-State 1st Bank, Inc., an Ohio corporation (the "Company"), in connection with the proposed offering (the "Offering") by it of up to 148,200 shares of its common stock (the "Stock") pursuant to the Securities Act of 1933, as amended, (the "Act") and applicable state securities laws.

          In connection with the offering, we have examined the Articles of Incorporation and Code of Regulations of the Company, resolutions of the Board of Directors of the Company authorizing the issuance of the Stock, the Registration Statement on Form SB-2 (the "Registration Statement") and the prospectus contained therein (the "Prospectus") and such other agreements, documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

          The opinions hereinafter expressed are subject to the following qualifications and assumptions:

          (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

          (ii) As to the accuracy of certain factual matters, we have relied on certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

          (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the State of Ohio.

Tri-State 1st Bank, Inc.
October ___, 1999
Page 2

          Based upon and subject to the foregoing, we are pleased to advise you that it is our opinion that the shares of Stock proposed to be offered in the Offering have been duly authorized and will, when issued upon payment of the offering price, be legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                              Very truly yours,



                              /s/ DOEPKEN KEEVICAN & WEISS
                                  PROFESSIONAL CORPORATION